Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Option Plan of Lynx Therapeutics, Inc. of our report dated February 2, 1996, with respect to the consolidated financial statements of Lynx Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP


Palo Alto, California
February 12, 1997